EXHIBIT 99(a)



CERTIFICATE                   RIGHTS CERTIFICATE               CERTIFICATE FOR
NO. ___              EVIDENCING RIGHTS TO PURCHASE SHARES         _____ RIGHTS
                           OF BENEFICIAL INTEREST
                        ($1.00 PAR VALUE PER SHARE)
                                     OF
          FIRST UNION REAL ESTATE EQUITY AND MORTGAGE INVESTMENTS

              (ORGANIZED UNDER THE LAWS OF THE STATE OF OHIO)



THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE PROSPECTUS, DATED ________ __, 1999, AS SUPPLEMENTED BY THE PROSPECTUS SUPPLEMENT, DATED ___________ __, 1999 (COLLECTIVELY, THE "PROSPECTUS"), OF FIRST UNION REAL ESTATE EQUITY AND MORTGAGE INVESTMENTS AND ARE
INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM NATIONAL CITY BANK, AS SUBSCRIPTION AGENT (THE
"SUBSCRIPTION AGENT").

THIS RIGHTS CERTIFICATE (AS WELL AS A NOMINEE HOLDER CERTIFICATION, IN THE CASE OF THE EXERCISE OF THE OVERSUBSCRIPTION PRIVILEGE (AS DESCRIBED BELOW) WITH RESPECT TO RIGHTS HELD TROUGH BANKS, BROKERS OR OTHER NOMINEES) OR A NOTICE OF GUARANTEED DELIVERY MUST BE RECEIVED BY THE SUBSCRIPTION AGENT WITH PAYMENT IN FULL BY 5:00 P.M., EASTERN STANDARD TIME, ON _____, 1999, UNLESS EXTENDED BY THE COMPANY (THE "EXPIRATION TIME"). THE ABILITY OF THE HOLDER HEREOF TO EXERCISE RIGHTS PURSUANT TO THE BASIC SUBSCRIPTION (AS DESCRIBED BELOW) OR TO PURCHASE COMMON SHARES (AS DESCRIBED BELOW) PURSUANT TO THE OVERSUBSCRIPTION PRIVILEGE WILL EXPIRE AT THE EXPIRATION TIME. RIGHTS NOT EXERCISED PRIOR TO THE EXPIRATION TIME WILL NO LONGER BE EXERCISABLE AND WILL HAVE NO VALUE. ANY EXERCISE OF RIGHTS PURSUANT TO THE BASIC SUBSCRIPTION AND ANY EXERCISE OF THE OVERSUBSCRIPTION PRIVILEGE ARE IRREVOCABLE.


THIS CERTIFIES THAT____________________________________________________________

is the registered holder of the number of non-transferable Rights set forth above, each of which entitles such owner to subscribe for and purchase (the "Basic Subscription") one Share of Beneficial Interest, $1.00 par value per share (the "Common Shares"), of First Union Real Estate Equity and Mortgage Investments, a real estate investment trust organized under the laws of the State of Ohio (the "Company"), upon the terms and subject to the conditions set forth in the Prospectus and the accompanying Instructions as to Use of Rights Certificates (the "Instructions"). The subscription price for each Right is $4.00 (the "Subscription Price"). Only holders of Common Shares on ______, 1999 (the "Record Date") are entitled to exercise Rights pursuant to the Basic Subscription.

          The Rights will expire at 5:00 p.m., Eastern Standard Time, on ______ __, 1999, or such later time and date as the Company may determine in its sole discretion (the "Expiration Time"). The Rights are only exercisable upon the terms specified herein, in the Prospectus and in the Instructions. The Rights are not transferable, except by operation of law in the event of death or dissolution of the holder thereof. Subject to the conditions set forth in the Prospectus, the valid exercise of all of the Rights represented by this Rights Certificate shall also entitle the holder thereof to subscribe for and purchase Common Shares not purchased by the other holders of Rights through their exercise of such Rights (the "Oversubscription Privilege"). If a holder elects to exercise the Oversubscription Privilege, such holder must do so concurrently with its exercise of the Basic Subscription.

          The holder of this Rights Certificate, as such, shall not be entitled to vote or receive dividends or be deemed for any purpose the holder of the Common Shares which may at any time be issuable upon the exercise hereof, nor shall anything contained herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Company or any right to vote for the election of trustees or upon any matter submitted to shareholders at any meeting of the Company, or to give or withhold consent to any trust action, or, to receive notice of meetings or other actions affecting shareholders, or otherwise, until all or a portion of the Rights evidenced by this Rights Certificate have been exercised, payment in full of the Subscription Price for the Common Shares subscribed for has been made, all necessary documentation has been received by the Company and the Common Shares have been issued.

          This Rights Certificate shall not be valid for any purpose unless countersigned by the Subscription Agent.

          WITNESS the facsimile seal of the Company and facsimile signature of the proper officers thereof.



DATED:  _____ __, 1999



                                    FIRST UNION REAL ESTATE EQUITY
                                    AND MORTGAGE INVESTMENTS



                                    By:
                                       --------------------------------
                                          Chief Executive Officer




                                    Attest:
                                          -----------------------------
                                          Secretary



                                    COUNTERSIGNED:


                                    NATIONAL CITY BANK,
                                    as Subscription Agent


                                    By:
                                       --------------------------------
                                            Authorized Signature

                                 (REVERSE)
===========================================================================

                  SECTION 1 - BASIC SUBSCRIPTION EXERCISE

TO EXERCISE THE BASIC SUBSCRIPTION, complete this Section 1 and Section 3 below and return this Rights Certificate, with your payment of the Subscription Price, to National City Bank at the address set forth in
Section 3.

Number of Rights Exercised: _____________________________*

Payment due on exercise of the Basic Subscription is number of Rights exercised x $4.00 per Right = $______________________.

[ ] Check here if the number of Rights being exercised pursuant to the Basic Subscription is less than all of the Rights represented by this Rights Certificate and deliver to the undersigned a new Rights Certificate evidencing the remaining Rights to which the undersigned is entitled.

(If the instructions of the registered holder hereof are insufficient to delineate the proper action to be taken with respect to all of the Rights evidenced hereby, such action as is clearly delineated in such holder's instructions will be taken and such holder will be delivered a new Rights Certificate evidencing the remaining Rights to which such holder is entitled.)

[ ] Check here if Rights are being exercised pursuant to a Notice of Guaranteed Delivery delivered to the Subscription Agent prior to the Expiration Time and complete the following:

          Name(s) of Registered Holder(s)__________________________________


          Window Ticket Number (if any)____________________________________


          Date of Execution of Notice of Guaranteed Delivery_______________


          Affix Medallion Signature Guarantee:


* Subject to reduction by the Company under certain circumstances as described in the Prospectus.
===========================================================================

               SECTION 2 - OVERSUBSCRIPTION PRIVILEGE EXERCISE

TO EXERCISE THE OVERSUBSCRIPTION PRIVILEGE, complete this Section 2 as well as Section 1 and Section 3. You may not exercise the Oversubscription Privilege unless you have satisfied the conditions set forth in the Prospectus and exercised your Basic Subscription in full or, in the case of securities held in street name, the particular beneficial owner has exercised its Basic Subscription in full. (The actual number of Common Shares available for purchase will depend upon the number of Rights exercised by all holders pursuant to the Basic Subscription and the other shareholders exercising the Oversubscription Privilege, and is subject to proration and reduction as described in the Prospectus.)

Number of Common Shares Subscribed for: _________________________________*

Payment due on exercise of the Oversubscription Privilege is number of Common Shares subscribed for x $4.00 per Common Share = $_______________.

* Subject to proration and reduction by the Company under certain circumstances as described in the Prospectus.
===========================================================================

           SECTION 3 - PAYMENT INSTRUCTIONS; REPRESENTATIONS AND
                       WARRANTIES AND CERTIFICATIONS

            Payment in Full for All Common Shares Subscribed for
    Under Section 1 and Section 2 Must Accompany this Rights Certificate

Total payment due under Section 1 plus Section 2 = $_______________.

I hereby represent, warrant and certify that (i) I have been provided with a copy of each of the Prospectus and the Instructions, (ii) I hereby irrevocably subscribe for the number of Common Shares indicated in Sections 1 and 2 on the terms and conditions set forth in the Prospectus and in the Instructions and (iii) I hereby tender payment of the aggregate
Subscription Price for the Common Shares sought to be purchased.

I understand that my Rights will be deemed exercised only when, subject to certain conditions described in the Prospectus, a properly completed and duly executed Rights Certificate and payment of the full Subscription Price with respect to such exercise have been received by the Subscription Agent.

IMPORTANT - RIGHTS HOLDERS SIGN HERE AND COMPLETE SUBSTITUTE FORM W-9

Authorized Signature(s) of Subscriber(s):__________________________________


Print Name(s): ____________________________________________________________

Address:  _________________________________________________________________
                           (Including Zip Code)

Telephone Number(s): (_____) __________________; (_____) __________________


Tax Identification or Social Security No(s).:______________________________

(Must be signed by the Rights holder(s) exactly as name(s) appear(s) on this Rights Certificate. If signature is by trustee(s), executor(s), administrator(s), guardian(s), attorney(s)-in-fact, agent(s), officer(s) of a corporation or another acting as a fiduciary or representative capacity, please provide the following information. See Instructions.)

Authorized Signature(s):___________________________________________________


Print Name(s):_____________________________________________________________


Capacity:__________________________________________________________________


Address:___________________________________________________________________


___________________________________________________________________________
                            (Including Zip Code)

Telephone Number(s): (_____) __________________; (_____) __________________


Tax Identification or
Social Security Nos.:______________________________________________________
                               (Complete Substitute Form W-9)


Method of Payment (check one):

[ ] Uncertified Check. Please note that funds paid by uncertified personal check may take at least five business days to clear. Accordingly, registered holders who wish to pay the Subscription Price by means of an uncertified personal check are urged to make payment sufficiently in advance of the Expiration Time to ensure that such payment is received and clears by such date, and are urged to consider payment by means of certified or cashier's check, money order or wire transfer of funds.

[ ] Certified Check or Bank Check drawn on a U.S. bank or Money Order payable to National City Bank.

[ ] Wire transfer directed to the National City Bank. (Call (800) 622-6757 for wire instructions.)

If the amount enclosed or transmitted is not sufficient to pay the Subscription Price for all Common Shares that are stated to be subscribed for, or if the number of Common Shares being subscribed for is not specified, the number of Common Shares subscribed for will be assumed to be the maximum number that could be subscribed for upon payment of such amount. If the amount enclosed or transmitted exceeds the aggregate Subscription Price for all Common Shares that the undersigned has the right to purchase pursuant to the Basic Subscription and/or the Oversubscription Subscription Privilege (the "Subscription Excess"), the Subscription Agent shall return the Subscription Excess to the subscriber without interest or deduction.

Please mail or deliver check or money order or wire transfer cash payable to National City Bank, for the aggregate Subscription Price due to the Subscription Agent at the appropriate address below:

            By Regular Mail:         By Hand or Overnight Courier:
           National City Bank,            National City Bank,
           Subscription Agent             Subscription Agent
       Corporate Trust Operations     Corporate Trust Operations
             P.O. Box 94720             3rd Floor, North Annex
       Cleveland, Ohio 44101-4720       4100 West 150th Street
                                         Cleveland, Ohio 44135


  If you have any questions, call: National City Bank at (800) 622-6757.

===========================================================================

                     SECTION 4 - DELIVERY INSTRUCTIONS

(Fill out ONLY if delivery is to be made to an address not shown on the face of this Rights Certificate.)

Name(s):  _________________________________________________________________


Address:  _________________________________________________________________

===========================================================================


Acceptance or rejection by the Company of the subscription specified on this Rights Certificate shall be effective in accordance with the terms set forth in the Prospectus and the Instructions. Exercise of the Rights represented hereby shall not be deemed complete, the registered holder of the Rights whose name is inscribed hereon shall have no binding right to become the legal or beneficial owner of Common Shares issuable upon exercise of the Rights evidenced hereby, unless and/or until (i) the Expiration Time occurs and (ii) the other conditions to exercise described in the Prospectus and the Instructions are satisfied. All questions concerning the timeliness, validity, form and eligibility of any exercise of Rights will be determined by the Company, whose determination shall be final and binding.